EXHIBIT 1


                           JOINT ACQUISITION STATEMENT
                          PURSUANT TO RULE 13d-1(f)(1)

         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: December 30, 1998


MALTA PARTNERS, L.P.                       MALTA HEDGE FUND, L.P.

By: SOAM Holdings, LLC,                    By: SOAM Holdings, LLC,
    the sole general partner                   the sole general partner

By: /s/ Terry Maltese                      By: /s/ Terry Maltese
    ------------------------                   ------------------------
        Terry Maltese                              Terry Maltese
        President                                  President

MALTA PARTNERS II, L.P.                    MALTA HEDGE FUND II, L.P.

By: SOAM Holdings, LLC,                    By: SOAM Holdings, LLC,
    the sole general partner                   the sole general partner


By: /s/ Terry Maltese                      By: /s/ Terry Maltese
    ------------------------                   ------------------------
        Terry Maltese                              Terry Maltese
        President                                  President

SOAM Holdings, LLC                         Sandler O'Neill Asset Management LLC


By: /s/ Terry Maltese                      By: /s/ Terry Maltese
    ----------------------                      ----------------------
        Terry Maltese                              Terry Maltese
        President                                  President

Terry Maltese

    /s/ Terry Maltese
    ------------------------


                                  page 17 of 17

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December 30, 1998




Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

                                    Re:     Schedule 13D
                                            The Southern Banc Company, Inc,

Ladies and Gentlemen:

         Transmitted herewith for filing pursuant to Rule 13d-1 of the General Rules and Regulations of the Commission promulgated under the Securities Exchange Act of 1934, as amended, is an electronic copy of a Schedule 13D relating to The Southern Banc Company, Inc.

         Questions or comments relating to the enclosures may be directed to the undersigned at (212) 974-1700 or to Patricia A. Murphy at (212) 466-7706.


Very truly yours,

/s/ Terry Maltese
-----------------
Terry Maltese
President


cc:      The Southern Banc Company, Inc.
         National Assoc. of Securities Dealers, Inc.